Exhibit 99

FOR IMMEDIATE RELEASE
September 27, 2016

Cintas Corporation Announces
Fiscal 2017 First Quarter Results

CINCINNATI, September 27, 2016 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its first quarter of fiscal year 2017 which ended August 31, 2016.

Revenue for the first quarter was $1.29 billion, an increase of 7.9% over the prior year period. Organic growth, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 5.7%.

Operating income for the first quarter of fiscal year 2017 of $207.0 million increased 11.6% from the prior year period. Operating income margin improved to 16.0% from 15.5% of revenue in last year’s first quarter. Fiscal year 2017 operating income includes $2.8 million of transaction expenses related to the recently announced agreement to acquire G&K Services, Inc. (G&K).

Net income from continuing operations for the first quarter of fiscal 2017 was $138.1 million compared to $106.2 million in the prior year period, and earnings per diluted share (EPS) from continuing operations for the first quarter of fiscal year 2017 were $1.26 compared to $0.93 for last year’s first quarter. First quarter of fiscal 2017 net income and EPS from continuing operations increased 30.0% and 35.5%, respectively, compared to the prior year period. Net income from continuing operations as a percent of revenue improved to 10.7% from 8.9% in last year’s first quarter.

During the first quarter of fiscal 2017, Accounting Standards Update 2016-09 (ASU 2016-09), Improvements to Employee Share-Based Payment Accounting, was adopted. Under ASU 2016-09, excess tax benefits and deficiencies associated with employee share-based payments are no longer recognized as additional paid-in capital on the balance sheet but instead recognized directly to income tax expense or benefit in the income statement in the reporting period in which they occur. Other financial statement items impacted include share-based compensation expense and the computation of fully diluted shares outstanding. The first quarter of fiscal 2017 net benefit to EPS from the adoption of ASU 2016-09 was $0.14, consisting of a reduction of income tax expense of $0.16 partially offset by a $0.01 negative impact from additional employee share-based compensation expense reducing operating income and a $0.01 negative impact from an increase in the number of dilutive shares outstanding.

Scott D. Farmer, Cintas’ Chief Executive Officer, stated, “In our recently ended fiscal year 2016, we achieved record revenue and EPS and increased EPS by double-digits for the sixth consecutive year. We are pleased to report a continuation of strong results into the first quarter of fiscal 2017. This solid start positions us for another year of record-breaking results.”

Mr. Farmer concluded, “As a result of our first quarter results, we are updating our annual guidance. We expect fiscal 2017 revenue to be in the range of $5.160 billion to $5.225 billion and fiscal 2017 EPS from continuing operations to be in the range of $4.55 to $4.63. This guidance does not include any potential deterioration in the U.S. economy, future share buybacks, or any future financial impact from our acquisition of G&K, including transaction expenses. It does include the impact of one less workday in fiscal 2017 compared to fiscal 2016, and it assumes a negative impact in the remaining quarters of fiscal 2017 from adoption of ASU 2016-09 such that we end fiscal 2017 with an estimated net benefit to EPS of $0.07.”

The table below provides a comparison of fiscal 2016 revenue and EPS from continuing operations to our fiscal 2017 guidance.

Guidance	Fiscal 2016	Fiscal 2017 Low End of Range	Growth vs. Fiscal 2016	Fiscal 2017 High End of Range	Growth vs. Fiscal 2016

Revenue (dollar amounts in millions)	$4,905.5	$5,160.0	5.2%	$5,225.0	6.5%

EPS from continuing operations	$4.09	$4.55	11.2%	$4.63	13.2%

About Cintas

Cintas Corporation helps more than 900,000 businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the failure to obtain G&K stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof, including whether the proposed transaction will be accretive and within the expected timeframe; risks related to the disruption of the transaction to G&K and its management; the effect of announcement of the transaction on G&K’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; our ability to promptly and effectively integrate acquisitions, including G&K and ZEE Medical; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K and ZEE Medical; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; and the finalization of our financial statements for the quarter ended August 31, 2016. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2016 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Senior Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2016	August 31, 2015	% Change
Revenue:
Uniform rental and facility services	$999,596	$938,408	6.5%
Other	294,534	260,482	13.1%
Total revenue	1,294,130	1,198,890	7.9%

Costs and expenses:
Cost of uniform rental and facility services	540,932	518,503	4.3%
Cost of other	169,424	156,243	8.4%
Selling and administrative expenses	374,026	338,637	10.5%
G&K Services acquisition expenses	2,787	—	100.0%

Operating income	206,961	185,507	11.6%

Interest income	(65)	(119)	(45.4)%
Interest expense	14,172	16,412	(13.6)%

Income before income taxes	192,854	169,214	14.0%
Income taxes	54,763	63,016	(13.1)%
Income from continuing operations	138,091	106,198	30.0%
Loss from discontinued operations, net of tax	—	(6,017)	100.0%
Net income	$138,091	$100,181	37.8%

Basic earnings (loss) per share:
Continuing operations	$1.29	$0.94	37.2%
Discontinued operations	0.00	(0.05)	100.0%
Basic earnings per share	$1.29	$0.89	44.9%

Diluted earnings (loss) per share:
Continuing operations	$1.26	$0.93	35.5%
Discontinued operations	0.00	(0.05)	100.0%
Diluted earnings per share	$1.26	$0.88	43.2%

Weighted average number of shares outstanding	104,483	110,597
Diluted average number of shares outstanding	107,114	112,229

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	August 31, 2016	August 31, 2015
Uniform rental and facility services gross margin	45.9%	44.7%
Other gross margin	42.5%	40.0%
Total gross margin	45.1%	43.7%
Net margin, continuing operations	10.7%	8.9%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	August 31, 2016	August 31, 2015
Income from continuing operations	$138,091	$106,198
Less: income from continuing operations allocated to participating securities	2,727	1,742
Income from continuing operations available to common shareholders	$135,364	$104,456

Basic weighted average common shares outstanding	104,483	110,597
Effect of dilutive securities - employee stock options	2,631	1,632
Diluted weighted average common shares outstanding	107,114	112,229

Diluted earnings per share from continuing operations	$1.26	$0.93

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

	Three Months Ended
	August 31, 2016	August 31, 2015
Net cash provided by operations	$157,588	$143,083
Capital expenditures	(78,580)	(62,631)
Free cash flow	$79,008	$80,452

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate(1)	Total

As of and for the three months ended August 31, 2016
Revenue	$999,596	$124,839	$169,695	$—	$1,294,130
Gross margin	$458,664	$57,126	$67,984	$—	$583,774
Selling and administrative expenses	$270,632	$45,615	$57,779	$—	$374,026
G&K Services acquisition expenses	$2,787	$—	$—	$—	$2,787
Interest income	$—	$—	$—	$(65)	$(65)
Interest expense	$—	$—	$—	$14,172	$14,172
Income (loss) before income taxes	$185,245	$11,511	$10,205	$(14,107)	$192,854
Assets	$3,109,120	$578,855	$315,403	$163,767	$4,167,145

As of and for the three months ended August 31, 2015
Revenue	$938,408	$99,488	$160,994	$—	$1,198,890
Gross margin	$419,905	$42,111	$62,128	$—	$524,144
Selling and administrative expenses	$254,524	$33,519	$50,594	$—	$338,637
Interest income	$—	$—	$—	$(119)	$(119)
Interest expense	$—	$—	$—	$16,412	$16,412
Income (loss) before income taxes	$165,381	$8,592	$11,534	$(16,293)	$169,214
Assets	$2,865,675	$397,573	$341,839	$511,378	$4,116,465

(1) Corporate assets include cash and marketable securities in all periods. Corporate assets as of August 31, 2015 include the investment in the Shred-it Partnership.

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	August 31, 2016	May 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,209	$139,357
Marketable securities	64,558	70,405
Accounts receivable, net	586,372	563,178
Inventories, net	262,156	249,362
Uniforms and other rental items in service	542,124	539,956
Income taxes, current	—	1,712
Prepaid expenses and other current assets	40,329	26,065
Total current assets	1,594,748	1,590,035

Property and equipment, at cost, net	1,033,160	994,237

Investments	140,876	124,952
Goodwill	1,298,375	1,291,593
Service contracts, net	84,792	83,715
Other assets, net	15,194	14,283
	$4,167,145	$4,098,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,650	$114,514
Accrued compensation and related liabilities	64,692	101,976
Accrued liabilities	313,888	349,065
Income taxes, current	38,829	—
Debt due within one year	163,800	250,000
Total current liabilities	710,859	815,555

Long-term liabilities:
Debt due after one year	1,044,628	1,044,422
Deferred income taxes	255,380	259,475
Accrued liabilities	168,876	136,704
Total long-term liabilities	1,468,884	1,440,601

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY17: 180,482,036 issued and 104,905,807 outstanding FY16: 179,598,516 issued and 104,213,479 outstanding	463,375	409,682
Paid-in capital	161,938	205,260
Retained earnings	4,970,647	4,805,867
Treasury stock: FY17: 75,576,229 shares FY16: 75,385,037 shares	(3,572,146)	(3,553,276)
Accumulated other comprehensive loss	(36,412)	(24,874)
Total shareholders’ equity	1,987,402	1,842,659

	$4,167,145	$4,098,815

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2016	August 31, 2015
Cash flows from operating activities:
Net income	$138,091	$100,181

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39,679	36,165
Amortization of intangible assets	3,489	3,603
Stock-based compensation	20,779	23,917
Gain on Storage transaction	—	(4,843)
Loss on Shred-it	—	14,516
Deferred income taxes	1,970	5,632
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(22,946)	(19,255)
Inventories, net	(13,017)	(8,109)
Uniforms and other rental items in service	(1,872)	(4,939)
Prepaid expenses and other current assets	(5,655)	(6,024)
Accounts payable	17,480	15,531
Accrued compensation and related liabilities	(37,276)	(35,579)
Accrued liabilities and other	(23,676)	(26,253)
Income taxes, current	40,542	48,540
Net cash provided by operating activities	157,588	143,083

Cash flows from investing activities:
Capital expenditures	(78,580)	(62,631)
Proceeds from redemption of marketable securities	109,612	152,907
Purchase of marketable securities and investments	(119,729)	(196,020)
Proceeds from Storage transaction	—	24,395
Acquisitions of businesses, net of cash acquired	(10,991)	(121,434)
Other, net	(918)	921
Net cash used in investing activities	(100,606)	(201,862)

Cash flows from financing activities:
Proceeds from issuance of commercial paper, net	163,800	—
Repayment of debt	(250,000)	(16)
Prepaid short-term debt financing fees	(8,625)	—
Proceeds from exercise of stock-based compensation awards	16,282	11,844
Repurchase of common stock	(18,870)	(221,598)
Other, net	385	51
Net cash used in financing activities	(97,028)	(209,719)

Effect of exchange rate changes on cash and cash equivalents	(102)	(1,715)

Net decrease in cash and cash equivalents	(40,148)	(270,213)
Cash and cash equivalents at beginning of year	139,357	417,073
Cash and cash equivalents at end of year	$99,209	$146,860